Exhibit 5.1

To Patheon N.V. (the "Issuer") Herengracht 483 1017 BT Amsterdam The Netherlands

Date 25 July 2016		J.M. van Dijk Advocaat

Our ref.	M25806799/6/20597401/PvL

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission of ordinary shares in the capital of the Issuer

1	Introduction

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

I have examined, and relied upon the accuracy of the factual statements in, the following documents:

3.1	A copy of:

(a)	the Registration Statement; and

(b)	the 2016 Omnibus Incentive Plan.

3.2	A copy of:

(a)	the Issuer's deed of incorporation and the Deed of Conversion including the Issuer's articles of association, as provided by the Chamber of Commerce (Kamer van Koophandel);

(b)	the Board Rules;

(c)	the Auditor's Report; and

(d)	the Trade Register Extract.

3.3	A draft of:

(a)	each Deed of Amendment; and

(b)	each Deed of Issue.

3.4	A copy of:

(a)	each Corporate Resolution; and

(b)	the Board Certificate.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for the purpose of this opinion. My examination has been limited to the text of the documents.

4	Assumptions

I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

(c)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

4.2	The Registration Shares are or will be:

(a)	Secondary Shares or Primary Shares; or

(b)	Ordinary Shares issued under the 2016 Omnibus Incentive Plan (upon exercise of a Stock Option or as a Stock Award).

4.3

(c)	At the time of the issue of the Non-Conversion Secondary Shares and the Primary Shares, the Issue's articles of association will have been validly amended in accordance with each Deed of Amendment but not otherwise.

(d)

(i)	Each Deed of Issue will have been validly entered into by all parties in the form referred to in this opinion.

(ii)	The Primary Shares will have been validly accepted by their subscribers.

4.4

(e)	At the time of each grant of a Stock Option or Stock Award, the 2016 Omnibus Incentive Plan remained and remains in force without modification.

(f)	Each grant of a Stock Option or Stock Award has been or will have been validly authorised by the Issuer's board of directors in accordance with the 2016 Omnibus Incentive Plan or, if the board of directors is no longer authorised by the Issuer's general meeting for such purpose, by the general meeting.

(g)	Each Stock Option and each Stock Award has been or will have been validly granted, accepted and (in the case of a Stock Option) exercised in accordance with the 2016 Omnibus Incentive Plan.

(h)	Each Stock Option is or will be valid, binding on and enforceable against, each party.

4.5

(i)	At the time of (i) the issue of the Non-Conversion Secondary Shares and the Primary Shares, (ii) the issue of a Share Award, or (iii) the grant of a Stock Option, the Issuer's authorised share capital was or will be sufficient to allow for the issue or grant.

(j)	The aggregate number of (i) Ordinary Shares that have been issued or delivered, and (ii) Ordinary Shares that will be issued or delivered, under the 2016 Omnibus Incentive Plan, does not and will not exceed 12,226,935.

4.6	The nominal amount of the Registration Shares (other than the Conversion Shares) and any agreed share premium has been or will have been validly paid in accordance with the relevant Deed of Issue or the 2016 Omnibus Incentive Plan.

5	Opinion

Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4, I am of the following opinion:

5.1	When issued, the Registration Shares will have been validly issued and will be fully paid and nonassessable[1].

6	Reliance

6.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

6.2	Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law.

6.3	The Issuer may:

(a)	file this opinion as an exhibit to the Registration Statement; and

(b)	refer to De Brauw giving this opinion in the Exhibit Index in the Registration Statement.

1 In this opinion, "nonassessable" – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.
/s/ Jan Marten van Dijk
Jan Marten van Dijk

Annex 1 – Definitions

In this opinion:

"2016 Omnibus Incentive Plan" means the Issuer's 2016 Omnibus Incentive Plan.

"Auditor's Report" means the auditor's report in respect of the Issuer's equity (eigen vermogen) as referred to in section 2:72(2)(a) BW from Ernst & Young Accountants LLP and dated 1 June 2016.

"Board Certificate" means the certificate dated the date of this opinion attached to this opinion as Annex 2.

"Board Rules" means the rules governing the Issuer's board of directors (bestuur) dated 3 June 2016.

"Conversion Secondary Shares" means the 200,000 Ordinary Shares, numbered 1 to 200,000 (inclusive), issued pursuant to the Deed of Conversion.

"Corporate Resolution" means each of:

(k)	the resolutions of the Issuer's board of directors set out in the minutes of its meeting held on 3 June 2016, including resolutions to:

(i)	adopt the 2016 Omnibus Incentive Plan; and

(ii)	subject to authorisation of the Issuer's board of directors by the Issuer's general meeting, to:

(A)	grant rights to subscribe for Ordinary Shares under the 2016 Omnibus Incentive Plan up to a maximum to be determined; and

(B)	exclude all pre-emption rights (voorkeursrechten) in respect of that grant;

(l)	the resolutions of the Issuer's general meeting set out in the minutes of its meeting held on 3 June 2016, including a resolution to approve that the Issuer adopts the 2016 Omnibus Incentive Plan;

(m)	a written resolution of the Issuer's board of directors dated 20 July 2016, including a resolution to determine that the number of Ordinary Shares reserved for the purpose of the 2016 Omnibus Incentive Plan amounts to 12,226,935; and

(n)	a written resolution of the Issuer's general meeting dated 20 July 2016, including resolutions to:

(i)	issue Ordinary Shares to DSM Newco B.V. and to Patheon Holdco Coöperatief U.A. (the "Non-Conversion Secondary Shares");

(ii)	issue Ordinary Shares to Cede&Co as nominee for the Depositary Trust Company (the "Primary Shares"); and

(iii)	subject to the amendment of the Issuer's articles of association pursuant to the Deeds of Amendment, authorise the Issuer's board for a period of five years from the date of the relevant Deed of Amendment to grant rights to subscribe for Ordinary Shares under the 2016 Omnibus Plan up to a maximum of 12,226,935, and in respect of (i) and (ii) exclude all pre-emption rights (voorkeursrechten) in respect of any such issues or grant.

"De Brauw" means De Brauw Blackstone Westbroek N.V.

"Deed of Amendment" means each of:

(o)	the deed of amendment of the Issuer's articles of association (draft dated 8 July 2016) providing for a conversion and split of the Ordinary Shares, following which the nominal value of the Ordinary Shares is reduced to EUR 0.01; and

(p)	the deed of amendment of the Issuer's articles of association (draft dated 8 July 2016) providing for certain governance amendments to the articles of association.

"Deed of Conversion" means the Issuer's deed of conversion into a limited liability company.

"Deed of Issue" means each of:

(a)	the deed of issue between the Issuer and DSM Newco B.V. and Patheon Holdco Coöperatief U.A. (draft dated 8 June 2016) providing for the issue of Non-Conversion Secondary Shares; and

(b)	the deed of issue by the Issuer (draft dated 19 May 2016) providing for the issue of the Primary Shares.

"Dutch law" means the law directly applicable in the Netherlands.

"Issuer" means Patheon N.V., with seat in Amsterdam.

"Non-Conversion Secondary Shares" is defined in the definition of "Corporate Resolution".

"Ordinary Shares" means ordinary shares (gewone aandelen), nominal value EUR 0.24 each or, after the amendment of the Issuer's articles of association pursuant to the relevant Deed of Amendment, EUR 0.01 each, in the Issuer's capital.

"Primary Shares" is defined in the definition of "Corporate Resolution".

"Registration" means the registration of the Registration Shares with the SEC under the Securities Act.

"Registration Shares" means 12,226,935 Ordinary Shares issued or delivered, or to be issued or delivered, under the 2016 Omnibus Incentive Plan (upon exercise of a Stock Option or as a Stock Award).

"Registration Statement" means the registration statement on form S-8 dated 21 July 2016 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

"SEC" means the U.S. Securities and Exchange Commission.

"Secondary Shares" means (a) the Ordinary Shares resulting from the conversion of the Conversion Secondary Shares into Ordinary Shares pursuant to the relevant Deed of Amendment and (b) the Non-Conversion Secondary Shares.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"Stock Award" means an issue of Ordinary Shares under the 2016 Omnibus Incentive Plan other than as result of the exercise of a Stock Option (including any Other Share-Based Awards, Restricted Shares, Restricted Share Unit, Share Appreciation Right or Share Bonus, each as defined in the 2016 Omnibus Incentive Plan).

"Stock Option" means a right to subscribe for Ordinary Shares granted under the 2016 Omnibus Incentive Plan (including any Option as defined in the 2016 Omnibus Incentive Plan).

"the Netherlands" means the part of the Kingdom of the Netherlands located in Europe.

"Trade Register Extract" means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 21 July 2016.

Annex 2 – Board Certificate

CERTIFICATE FROM PATHEON N.V.

DATED 25 JULY 2016

THE UNDERSIGNED:

1.	James Charles Mullen; and

2.	Eric Sherbet;

acting in their capacities as Chief Executive Officer and General Counsel respectively of Patheon N.V., a limited liability company with seat in Amsterdam and having its address at Herengracht 483, 1017 BT Amsterdam, the Netherlands (the "Issuer),

BACKGROUND:

(e)	The Issuer intends to seek the Registration with the SEC of the Registration Shares.

(f)	In connection with the Registration, on the date of this Certificate, De Brauw Blackstone Westbroek N.V. intends to issue a legal opinion in the form attached to this certificate (the "Legal Opinion").

(g)	This Certificate is the "Certificate" as defined in the Legal Opinion.

(h)	The undersigned make the certifications in this Certificate after due and careful consideration and after having made all necessary enquiries.

7	Construction

7.1	Terms defined in the Legal Opinion have the same meaning in this Certificate.

7.2	In this Certificate "including" means "including without limitation".

8	CERTIFICATION:

Each undersigned certifies the following.

8.1	Authenticity

(a)	As at the date of this Certificate all information regarding the Issuer registered or on file with the Trade Register is correct, complete and up to date.

(b)	The Board Regulations remain in force without modification.

8.2	Solvency

The Issuer is not subject to any bankruptcy proceedings, suspension of payments, emergency measures, other insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings, other rules regulating conflicts between rights of creditors, or intervention and other measures in relation to financial enterprises or their affiliated entities.

8.3	Issue documentation

(c)	At the time when the Deed of Conversion was passed, the Issuer's equity (eigen vermogen) was at least equal to the nominal value of the Conversion Secondary Shares.

(d)	The undersigned undertake to ensure that upon their issue the nominal amount of the Non-Conversion Secondary Shares and the Primary Shares will be validly paid.

(e)	As at the date of this Board Certificate, each Corporate Resolution and each Deed of Issue remain in full force without modification.

(f)	Each undersigned believes that each Corporate Resolution is reasonable and fair (including in relation to all the Issuer's shareholders).

(g)	No undersigned is aware of any fact or circumstance (including (i) any lack of capacity of any person, (ii) any conflict of interest, (iii) any force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or mistake (dwaling), and (iv) any amendment or supplement) which he or she understands or suspects has or may have the effect that any document referred to in paragraph (c) above will or may cease to be in force without modification at any time.

8.4	General

No undersigned is aware of:

(h)	any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Certificate; or

(i)	any fact or circumstance which he or she understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to De Brauw in writing.

9	RELIANCE

De Brauw may rely on this Certificate (without personal liability for the undersigned).

10	IN EVIDENCE WHEREOF:

this Certificate was signed in the manner set out below.

[SIGNATURES TO FOLLOW ON THE NEXT PAGE]

/s/ James Charles Mullen
Name:	James Charles Mullen

/s/ Eric Sherbet
Name:	Eric Sherbet